Exhibit 99.3

iPay Technologies Holding Company, LLC and Subsidiary
Consolidated Balance Sheets
March 31, 2010 and 2009

ASSETS
	3/31/2010	3/31/2009
CURRENT ASSETS
Cash and cash equivalents	$9,642,682	$5,721,375
Accounts receivable	1,059,180	280,632
Unbilled revenue	161,022	63,743
Prepaid expenses and other current assets	1,090,551	568,080
Deferred costs	1,927,828	1,581,817

Total current assets	13,881,263	8,215,647

PROPERTY AND EQUIPMENT, NET	7,964,651	7,888,535

Goodwill	48,923,131	48,923,131
Intangible assets	15,333,333	17,783,333
Deferred costs, less current portion	1,599,427	1,114,475
Unbilled revenue, less current portion	1,368,719	61,444
Other assets	195,769	270,660

Total assets	$89,266,293	$84,257,225

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	5,679,507	2,803,523
Deferred revenue	6,280,708	6,246,144
Current maturities of long-term debt	5,718,791	4,575,033

Total current liabilities	17,679,006	13,624,700

Deferred revenue, less current portion	1,133,733	1,440,140
Long-term debt, less current maturities	6,862,550	12,581,341
Other liabilities	203,235	0

Total liabilties	25,878,524	27,646,181

MEMBERS' EQUITY
Members' units - 64,859,011 units authorized;	53,100,000	53,100,000
58,483,248 units issued and outstanding
Retained earnings	10,287,769	3,511,044

Total members' equity	63,387,769	56,611,044

Total liabilities and members' equity	$89,266,293	$84,257,225

iPay Technologies Holding Company, LLC and Subsidiary
Consolidated Statements of Operations
For Three Months ended March 31, 2010 and 2009

	3/31/2010	3/31/2009

REVENUES	$12,461,944	$9,916,709

OPERATING EXPENSES
Personnel	3,134,352	3,134,967
Selling and marketing expenses	1,883,228	1,429,426
Occupancy and equipment	78,392	64,287
Telecommunications	77,376	57,798
Technology	87,490	75,990
Professional	177,012	153,223
Processing	1,409,108	1,157,044
Other operating expenses	817,348	292,170
Depreciation and amortization	1,082,135	986,097

Total operating expenses	8,746,441	7,351,002

OPERATING INCOME	3,715,503	2,565,707

OTHER INCOME (EXPENSE)
Interest Expense	(139,834)	(242,278)
Interest Income	8,794	5,162

Total other expense, net	(131,040)	(237,116)

INCOME BEFORE TAXES	3,584,463	2,328,591

Income tax expense	195,683	28,600

NET INCOME	$3,388,780	$2,299,991

IPay Technologies Holding Company, LLC and Subsidiary
Consolidated Statements of Cash Flows
For Three Months ended March 31, 2010 and 2009

	3/31/2010	3/31/2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,388,780	$2,299,991
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	1,110,622	1,014,583
Unit-based compensation expense	86,263	133,386
Loss on disposal of assets	439	406
Changes in operating assets and liabilities:
Accounts receivable	(791,668)	(5,691)
Prepaid expenses and other current assets	(533,729)	(322,770)
Deferred costs	(20,511)	(67,254)
Other assets	24,673	-
Accounts payable and accrued expenses	682,327	(75,400)
Deferred revenue	(267,869)	127,405
Other liabilities	22,144	-

Net cash provided by operating activities	3,701,471	3,104,656

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(518,559)	(269,867)

Net cash used in investing activities	(518,559)	(269,867)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long term debt	(1,143,758)	(1,143,758)
Distributions to members	(1,037,277)	(733,016)

Net cash used in financing activities	(2,181,035)	(1,876,774)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,001,877	958,015

CASH AND CASH EQUIVALENTS, Beginning of Period	8,640,805	4,763,360

CASH AND CASH EQUIVALENTS, End of Period	$9,642,682	$5,721,375

iPay Technologies Holding Company, LLC and Subsidiary
Consolidated Statements of Members' Equity
For Three Months ended March 31, 2010 and 2009

	Members'	Retained
	Units	Earnings	Total

Balance, December 31, 2008	$53,100,000	$1,971,853	$55,071,853

Distributions to members	-	(883,191)	(883,191)

Redemption of incentive units	-	(10,996)	(10,996)

Unit-based compensation expense	-	133,387	133,387

Net income	-	2,299,991	2,299,991

Balance, March 31, 2009	53,100,000	3,511,044	56,611,044

Balance, December 31, 2009	53,100,000	8,614,515	61,714,515

Distributions to members	-	(1,801,789)	(1,801,789)

Unit-based compensation expense	-	86,263	86,263

Net income	-	3,388,780	3,388,780

Balance, March 31, 2010	$53,100,000	$10,287,769	$63,387,769